UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2023

SOLUNA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

325 Washington Avenue Extension, Albany, NY 12205

(Address of Principal Executive Offices) (Zip Code)

(518) 218-2500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SNLH	The NASDAQ Stock Market LLC

9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 10, 2023, Soluna Holdings, Inc., a Nevada corporation (the “Company”), along with Soluna DV Devco, LLC, a Nevada limited liability company (“Devco”), and Soluna DVSL ComputeCo, LLC, a Delaware limited liability company (the “Project Company”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Soluna SLC Fund I Projects Holdco, LLC, a Delaware limited liability company (“Spring Lane”) that is wholly owned indirectly by Spring Lane Management LLC. Prior to the execution of the Purchase and Sale Agreement, the Company and Spring Lane each owned Class B membership interests in the Project Company (the “Class B Membership Interests”), with the Company owning 26,330,434 Class B Membership Interests, constituting 56.61% of the Class B Membership Interests, and Spring Lane owning 20,180,091 Class B Membership Interests, constituting 43.39% of the Class B Membership Interests. The Project Company is constructing a modular data center with a peak demand of 25 megawatts (the “Dorothy Phase 1A Facility”).

Under the Purchase and Sale Agreement, the Company sold to Spring Lane 19,539,897 Class B Membership Interests, constituting 42% of the Class B Membership Interests, for a purchase price of $7,500,000 (the “Sale”). After giving effect to the Sale, the Company owns 6,790,537 Class B Membership Interests (constituting 14.6% of the Class B Membership Interests) and Spring Lane owns 39,791,988 Class B Membership Interests (constituting 85.4% of the Class B Membership Interests). The Sale occurred concurrently with the execution of the Purchase and Sale Agreement. The cash portion of the purchase price paid by Spring Lane to the Company was $5,770,065, which represents the purchase price of $7,500,000 less the Company’s pro rata share of certain contributions funded entirely by Spring Lane in February 2023 and March 2023.

Concurrently with the Sale, the Company, Spring Lane, Devco and the Project Company entered into (a) the Fourth Amended and Restated Limited Liability Company Agreement of the Project Company, dated as of March 10, 2023 (the “Fourth A&R LLCA”), an amendment and restatement of the Third Amended and Restated Limited Liability Company Agreement of the Project Company dated as of March 3, 2023, and (b) the Amended and Restated Contribution Agreement, dated as of March 10, 2023 (the “A&R Contribution Agreement”), an amendment and restatement of the Contribution Agreement dated as of August 5, 2022. The Fourth A&R LLCA provides for certain updates in respect of Spring Lane’s majority ownership. The A&R Contribution Agreement reflects updated pro rata member funding percentages as a result of the Sale as well as updated contribution caps for each of the Company and Spring Lane.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2023

SOLUNA HOLDINGS, INC.

By:	/s/ Philip Patman, Jr.
Name:	Philip Patman, Jr.
Title:	Chief Financial Officer